UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 7, 2010
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)	45334-0629 (Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 7, 2010, the Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) appointed James L. Ziemer and Andrew E. Graves to serve as independent directors of the Company. Mr. Ziemer will serve as a Class B director whose term will expire at the Company’s 2013 annual meeting of stockholders. Mr. Graves will serve as a Class C director whose term will expire at the Company’s 2012 annual meeting of stockholders.
Mr. Ziemer and Mr. Graves replace Neil D. Chrisman and William C. Tomson as directors of the Company. Mr. Chrisman retired from the Board effective December 7, 2010 and Mr. Tomson’s term as a director expired on December 7, 2010, the date of the Company’s 2010 annual meeting of stockholders. The Board appointed Mr. Ziemer to the Audit Committee of the Company and has not yet appointed Mr. Graves to any Board committees.
Mr. Ziemer is the retired President and Chief Executive Officer of Harley Davidson, Inc. (“Harley Davidson”). Mr. Ziemer joined Harley Davidson in 1969 and held a series of positions in manufacturing, engineering, accounting, parts and accessories, and finance. From 1991 until his election as the Chief Executive Officer of Harley Davidson in 2005, he served as the Chief Financial Officer. Mr. Ziemer is currently a director of Textron, Inc.
Mr. Graves is the President of Brunswick Boat Group (“Brunswick”), a division of the Brunswick Corporation, a New York Stock Exchange company. He has been with Brunswick since 2005. Prior to that, Mr. Graves was President of Dresser Flow Solutions, a maker of flow control products, measurement systems and power systems, from 2003 to 2005, and before that, he was President and Chief Operating Officer of Federal Signal Corporation.
There is no arrangement or understanding between either Mr. Ziemer or Mr. Graves and any other persons pursuant to which either was appointed as a director. Messrs. Ziemer and Graves will be entitled to receive standard compensation payable to the Company’s non-employee directors, which currently consists of an annual cash retainer of $170,000, payable quarterly, plus expenses and additional compensation as may be awarded in the future to the Company’s non-employee directors.
A copy of the press release announcing the appointment of Messrs. Ziemer and Graves as directors of the Company is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2010 annual meeting of stockholders (the “Annual Meeting”) on December 7, 2010. At the Annual Meeting, there were 47,937,963 shares of common stock of the Company present in person or by proxy and entitled to vote. The Company’s stockholders were asked to vote on two proposals: (1) the election of one director and (2) the adoption of the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “Plan”). The results of the stockholder vote are set forth below.

Proposal #1 — Election of Director. The stockholders elected one nominee, Peter B. Orthwein, as a Class B director to hold office until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified.

Votes For	Votes Withheld	Broker Non-Votes
47,338,637	599,326	0
After giving effect to this election and the director appointments described in Item 5.02 of this report: The Class A directors are J. Allen Kosowsky and Jan H. Suwinski; their terms expire at the 2011 annual meeting of stockholders. The Class B directors are Peter B. Orthwein and James L. Ziemer; their terms expire at the 2013 annual meeting of stockholders. The Class C directors are Alan Siegel, Geoffrey A. Thompson and Andrew E. Graves; their terms expire at the 2012 annual meeting of stockholders.
Proposal #2 — Thor Industries, Inc. 2010 Equity and Incentive Plan. The stockholders approved the adoption of the Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,849,165	11,070,505	18,293	0

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
99.1	Copy of press release, dated December 8, 2010, issued by the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: December 10, 2010	By:	/s/ Christian G. Farman
		Name:	Christian G. Farman
		Title:	Senior Vice President, Treasurer and Chief Financial Officer